Exhibit 16.1

Kevin G. Breard, CPA, an Accountancy Corporation

9010 Corbin Avenue, Suite 7

Northridge, CA 91324

July 26, 2004

Securities & Exchange Commission

Washington, D.C. 20549

Re: Arrowhead Research Corporation

Ladies and Gentlemen:

We have read Item 4 “CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS” contained in Arrowhead Research Corporation ’s 8-K and are in agreement with the statements contained therein, as they relate to our firm.

Very truly yours,

/s/ Kevin G. Breard
Kevin G. Breard, CPA, an Accountancy Corporation
Northridge, California